                                                                   EXHIBIT 10.14

                 FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            SPIEKER PROPERTIES, L.P.

            This Fourth Amendment ("Fourth Amendment") to the Second Amended and Restated Agreement of Limited Partnership of Spieker Properties, L.P., a California limited partnership, dated as of October 13, 1997, as amended by the First Amendment, dated as of December 3, 1997, the Second Amendment, dated as of April 20, 1998, and the Third Amendment, dated as of June 4, 1998 (collectively, the "Partnership Agreement"), is executed and made effective for all purposes as of this 28th day of February, 2000 (the "Effective Date"), by Spieker Properties, Inc., a Maryland corporation, the General Partner of the Partnership, pursuant to the provisions of Sections 4.3 and 13.7(b) of the Partnership Agreement and Larkspur One OP, LLC, a Delaware limited liability company ("LLC I"), Larkspur Two OP, LLC, a Delaware limited liability company ("LLC II"), and Larkspur Three OP, LLC, a Delaware limited liability company ("LLC III") [LLC I, LLC II and LLC III, collectively, the "Larkspur Partners"] and those Persons listed on SCHEDULE A attached to this Fourth Amendment.

            WHEREAS, Section 4.3 of the Partnership Agreement provides that the General Partner may, without the consent of any Limited Partner, from time to time, upon its determination that the issuance of additional Partnership Interests is in the best interests of the Partnership, cause the Partnership to issue additional Partnership Interests to any Partner (including the General Partner) of one or more classes, or one or more series of classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to the Limited Partners' Partnership Interests, in exchange for the Capital Contribution by such Partner of cash and/or property;

            WHEREAS, pursuant to the terms of that certain Contribution Agreement (the "Contribution Agreement") dated as of November 19, 1999, by and between the Partnership and the Larkspur Partners, the Larkspur Partners are concurrently herewith making those certain Capital Contributions to the Partnership of certain real, personal and intangible property described in the Contribution Agreement as the "Property" (the "Larkspur Partners Capital Contributions");

            WHEREAS, the General Partner desires to issue Additional Units (the "Larkspur Partners Additional Units") to the Larkspur Partners in exchange for the Larkspur Partners' making of the Larkspur Partners Capital Contributions;

            WHEREAS, the partners of the Larkspur Partners have voted to liquidate and dissolve the Larkspur Partners, wind up their affairs, and distribute their assets, including the Larkspur Partners Additional Units received by LLC I, LLC II and LLC III to their partners, respectively.

            WHEREAS, the Larkspur Partners Additional Units received by the Larkspur Partners shall be distributed to those partners of the Larkspur Partners identified on SCHEDULE A to this Fourth Amendment, who shall be admitted as limited partners of the Partnership (the


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"Continuing Larkspur Partners") and shall own the Larkspur Partners Additional
Units as set forth on such SCHEDULE A to this Fourth Amendment.

            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

            1. Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Partnership Agreement.

            2. Partnership Agreement.

                (a) The Continuing Larkspur Partners hereby agree to be subject and bound at all times to all of the terms and conditions of the Partnership Agreement, as now in effect, as amended hereby or as hereafter amended. Without limitation of the foregoing, each of the Continuing Larkspur Partners acknowledges and agrees that it is bound by Article XII of the Partnership Agreement which provides for the arbitration of disputes arising under the Partnership Agreement and is deemed to have made all of the representation, warranties, acknowledgments, waivers and agreements set forth in Sections 13.12,
13.13 and 13.14 of the Partnership Agreement, provided however, that nothing contained in Section 13.14 shall be interpreted as limiting the rights of the Continuing Larkspur Partners and the obligations of the General Partner and the Partnership pursuant to Section 20 of the Contribution Agreement.

                (b) Pursuant to Section 4.7 of the Partnership Agreement, the Continuing Larkspur Partners are hereby admitted to the Partnership as Limited Partners, and the names of the Continuing Larkspur Partners are hereby recorded in the books and records of the Partnership, effective as of the date first written above. By executing this Fourth Amendment, the General Partner hereby consents to the admission of the Continuing Larkspur Partners as Limited Partners of the Partnership. The Continuing Larkspur Partners shall own such Partnership Units as are set forth on SCHEDULE A attached hereto.

            3. Partnership Agreement Amendments.

                (a) Section 1.1 of the Partnership Agreement is hereby amended to add the following defined terms and phrases.

               "Adjusted Capital Account" shall mean, with respect to any Partner, the balance, if any, in such Partner's Capital Account after giving effect to the following adjustments:

               (a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Regulation Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (b) debit to such Capital Account the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).


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               "Aggregate Restoration Amount" shall mean with respect to the
        Obligated Partners, as a group, the aggregate balances of the Restoration Amounts, if any, of the Obligated Partners, as determined on the date in question.

               "Continuing Larkspur Partners" shall mean the former members of Larkspur One OP, LLC, a Delaware limited liability company, Larkspur Two OP, LLC, a Delaware limited liability company, and Larkspur Three OP, LLC, a Delaware limited liability company, listed on SCHEDULE A attached hereto who are admitted as Limited Partners of the Partnership, collectively where no distinction is required by the context in which the term is used herein. "Continuing Larkspur Partner" means any one of the Continuing Larkspur Partners.

               "Nonrecourse Debt" shall mean a nonrecourse liability as defined in Regulations Section 1.704-2(b)(3).

               "Obligated Partners" shall mean that or those Partner(s) listed as Obligated Partner(s) on Exhibit K attached hereto and made a part hereof, as such Exhibit may be amended from time to time by the General Partner, whether by express amendment to this Partnership Agreement pursuant to Section 6.8 hereof or by execution of a written instrument by and between the Partner(s) being directly affected thereby and the General Partner, acting on behalf of the Partnership and without the prior consent of the Limited Partners (whether or not Obligated Partners other than the Obligated Partner(s) being directly affected thereby). Any successor, assignee, or transferee of the entire Partnership Interest of an Obligated Partner shall be considered an Obligated Partner; provided, however, that if an Obligated Partner transfers less than all of its Partnership Units in accordance with Section 9.4 hereof, the General Partner shall, upon receipt of written notice from such Obligated Partner and such transferee(s) of Partnership Units, amend Exhibit K to add any such transferee(s) as an additional Obligated Partner in the manner set forth in such notice.

               "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

               "Recourse Debt" shall mean the amount of indebtedness owed by the Partnership other than Nonrecourse Debt and Partner Nonrecourse Debt.

               "Restoration Amount" shall mean (a) with respect to any Obligated Partner that is a Continuing Larkspur Partner, the amount set forth opposite the name of such Obligated Partner on Exhibit K attached hereto and made a part hereof, as such Exhibit may be modified from time to time by an amendment to the Partnership Agreement or by execution of a written instrument by and between such Obligated Partner, and/or any additional Obligated Partner(s) being directly affected thereby and the General Partner, acting on behalf of the Partnership and without the prior written consent of the Limited Partners (whether or not Obligated Partners other than the Obligated Partner(s) being directly affected thereby), and (b) with respect to any Obligated Partner that is not a Continuing Larkspur Partner, the amount of Partnership debt that such Obligated Partner is obligated to guarantee pursuant to the Guaranty Agreement or to reimburse pursuant to the


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        Reimbursement Agreement, provided that the Restoration Amount of such an
        Obligated Partner shall be reduced to the extent of such Obligated Partner's actual payments in respect of Partnership debt pursuant to the Guaranty Agreement or Reimbursement Agreement. If an Obligated Partner that is a Continuing Larkspur Partner transfers less than all of its Partnership Units in accordance with Section 9.4 hereof, and the General Partner receives a written notice from such Obligated Partner and any transferee of Partnership Units to amend Exhibit K to add such transferee as an additional Obligated Partner, the Restoration Amount of such additional Obligated Partner shall be increased by an amount equal to that amount set forth in such notice, and the Restoration Amount of the Obligated Partner making such transfer shall be reduced by such amount.

            (b) A new Section 6.8 is hereby added to the Partnership Agreement to read as follows:

               6.8 NEGATIVE CAPITAL ACCOUNTS.

                   (a) Except as provided in the next sentence and Section 6.8(b), no Partner shall be liable to the Partnership or to any other Partner for any deficit or negative balance which may exist in such Partner's Capital Account at any time. If any Obligated Partner has a deficit balance in his Capital Account following the liquidation of his interest in the Partnership (as defined in Regulation Section 1.704-1(b)(2)(ii)(g)), as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs (other than those made pursuant to Regulation Section 1.704-1(b)(2)(ii)(b)(3)) and all prior periods, the Obligated Partner is unconditionally obligated to pay cash in the amount of such deficit balance to the Partnership by the end of such taxable year (or, if later, within 90 days after the date of such liquidation), which amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances (in accordance with Regulation Section 1.704-1(b)(2)(ii)(b)(2)). Such Obligated Partners (i) shall not be subrogated to the rights of any such creditor against the General Partner, the Partnership, another Partner or any person related thereto, and (ii) hereby waive any right to reimbursement, contributions or similar right to which such Obligated Partners might otherwise be entitled as a result of the performance of its obligations under this Partnership Agreement.

                   (b) Except as otherwise agreed in writing by the General Partner and an Obligated Partner prior to the time of admission of such Obligated Partner to the Partnership, notwithstanding any other provision of this Partnership Agreement, an Obligated Partner shall cease to be an Obligated Partner for purposes of this Section 6.8 upon an exchange by such Obligated Partner of all remaining Partnership Units for Common Stock (pursuant to Section 11.1 hereof or otherwise) after the date of such exchange by such Obligated Partner unless at the time of, or during the 12 month period following, such exchange, there has been:

                       (i) An entry of a decree or order for relief in respect of the Partnership by a court having jurisdiction over a substantial part of the Partnership's assets, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or


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         other similar official) of the Partnership or of any substantial part of its property, or ordering the winding up or liquidation of the Partnership's affairs, in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or

                       (ii) The commencement against the Partnership of an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or

                       (iii) The commencement by the Partnership of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of Partnership generally to pay its debts as such debts become due or the taking of any action in furtherance of any of the foregoing; provided that, after the passage of such 12 months, the Obligated Partner shall cease to be an Obligated Partner, at the first time, if any, that all of the conditions set forth in (i) through (iii) above are no longer in existence.

                   (c) After the death of an Obligated Partner, the executor of the estate of such Obligated Partner may elect to reduce (or eliminate) the deficit Capital Account restoration obligation of such Obligated Partner pursuant to Section 6.8(a). Such election may be made by such executor by delivering to the General Partner within two hundred seventy
        (270) days of the death of such Obligated Partner a written notice setting forth the maximum deficit balance in his Capital Account that such executor agrees to restore under Section 6.8(a), if any. If such executor does not make a timely election pursuant to this Section 6.8(c) (whether or not the balance in his Capital Account is negative at such time), then such Obligated Partner's estate (and the beneficiaries thereof who receive distribution of Partnership Units therefrom) shall be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of Section 6.8(a).

                   (d) Notwithstanding any other provision of this Agreement, no amendment to this Agreement may be made if such amendment would have the effect of imposing on any other Partner who, as of the date of that certain Fourth Amendment to this Agreement, is an employee, officer or member of the board of directors of the General Partner (the "Identified Spieker Partners"), an obligation to restore a deficit balance in such Partner's Capital Account that is more protected from economic risk of loss than the obligation imposed on any Obligated Partner who is a Continuing Larkspur Partner, unless either (i) the Obligated Partners who are Continuing Larkspur Partners are offered the opportunity to participate in the same class or category as the Identified Spieker Partner would be in as a result of such amendment, or (ii) such amendment is approved by not less than two-thirds in number of the Obligated Partners who are Continuing Larkspur Partners.

         Notwithstanding anything contained in the Partnership Agreement to the contrary, Sections 6.8 and 9.4 and all defined terms used in Sections
         6.8 and 9.4 shall not be amended without


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         the consent of two-thirds in number of the Continuing Larkspur
         Partners, provided, however, that no such amendment shall adversely affect an Obligated Partner without the written consent of such Obligated Partner.

            (c) A new Section 9.4 is hereby added to the Partnership Agreement to read as follows:

                   9.4 CONTINUING LARKSPUR PARTNER TRANSFERS AND HYPOTHECATION.

                   (a) Notwithstanding anything contained herein to the contrary, each Continuing Larkspur Partner may hypothecate, mortgage, pledge or collateralize its Partnership Interest without the consent or approval of the General Partner or any other Person or Entity. Any Person who becomes a transferee of a Partnership Interest as a result of a hypothecation, mortgage pledge or collateralization shall become an Assignee with respect to such Partnership Interest with the rights set forth in Section 9.2(b), but shall not become or be admitted to the Partnership as a Substitute Limited Partner without the consent of the General Partner, which consent may be given, withheld or conditioned in the General Partner's sole and absolute discretion.

                   (b) Notwithstanding anything contained herein to the contrary, each Continuing Larkspur Partner, and their permitted transferees pursuant to this Section 9.4, may Transfer all or any part of its Partnership Interest to any Person or Entity that is either a member of the Immediate Family or an Affiliate of such Continuing Larkspur Partner or is Controlled by any Continuing Larkspur Partner or by any direct or indirect constituent partner or owner of any Continuing Larkspur Partner or a member of the Immediate Family or an Affiliate of such Continuing Larkspur Partner, provided, however, that such Person or Entity shall be an Assignee as provided in Section 9.2(b) and shall not become a Substituted Limited Partner except as provided in such Section 9.2(b).

            4. Tax Returns. Notwithstanding anything contained in the Partnership Agreement to the contrary, the General Partner shall cause independent certified public accountants of Spieker to prepare in draft form the Spieker Federal and state partnership income tax returns, together with the Continuing Larkspur Partners' Schedule K-1s and to furnish to each of the Continuing Larkspur Partners such draft Schedule K-1s by March 30th of each calendar year and to prepare final Spieker Federal and state partnership income tax returns, together with the Continuing Larkspur Partners Schedule K-1s and furnish to each of the Continuing Larkspur Partners such final Schedule K-1s by August 15th of each calendar year. In the event of a Transfer pursuant to
Section 9.4(b), the General Partner shall furnish such Schedule K-1 to the assignee of the Continuing Larkspur Partner's Partnership Interest.

            5. Conversion Rights. In accordance with Section 11.1 of the Partnership Agreement, the Partnership and the General Partner hereby approve the acquisition of Rights by the Continuing Larkspur Partners with respect to the Partnership Units and hereby grant to the Continuing Larkspur Partners the Rights with respect to the Partnership Units on the terms and subject to the conditions and restrictions contained in Exhibit C of the Partnership Agreement, as modified, supplemented and amended by that certain Conversion, Registration Rights and Lock-


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Up Agreement entered into by and between the General Partner and the Larkspur
Partners and the Continuing Larkspur Partners (the "Lock-Up Agreement") in connection with the Larkspur Partners' Capital Contributions. In the event that any event described in paragraph 13e-3(a)(3)(i) of the Rules to the Securities Exchange Act of 1934 (the "Exchange Act") shall occur which shall have a reasonable likelihood or a purpose of producing, either directly or indirectly, any of the effects described in paragraph 13e-3(a)(3)(ii) of the Rules to the Exchange Act, the Lock-up Period (as defined in the Lock-Up Agreement) shall end on the date upon which the event described in paragraph 13e-3(a)(3)(i) (the "Rule 13e-3 Transaction Event") occurs; and the General Partner agrees to give the Continuing Larkspur Partners prompt written notice of the occurrence of any Rule 13e-3 Transaction Event. The General Partner further agrees that if any Continuing Larkspur Partner(s) shall give notice electing to exercise its Rights to convert its Partnership Units into Registrable Securities (as defined in the Lock-Up Agreement) within thirty (30) days after receipt of written notice of a Rule 13e-3 Transaction Event from the General Partner, the Registrable Securities acquired by such Continuing Larkspur Partner(s) as a result of such conversion shall be entitled to the same treatment as if such Continuing Larkspur Partner(s) had owned such Registrable Securities immediately prior to and as of the occurrence of the Rule 13e-3 Transaction Event, pursuant to and in accordance with the Lock-Up Agreement.

            6. Adjustment of Percentage Interests or Standard Percentage. In connection with the Larkspur Partners Capital Contributions, the Continuing Larkspur Partners shall be issued Partnership Units in the Partnership, and the then current Percentage Interests or Standard Percentage of the Partners shall be adjusted in accordance with the terms and provisions of the Partnership Agreement.

            7. Allocations. Exhibit B to the Partnership Agreement is hereby deleted in its entirety, and the attached Exhibit B is hereby inserted in the place thereof.

            8. Counterpart Signatures. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed originals, and all of which taken together shall constitute one instrument.

            9. Conditions to Effectiveness of Amendment. This Fourth Amendment shall become effective only upon the execution of this Fourth Amendment by the General Partner.

            10. Governing Law. This Fourth Amendment shall be governed by and construed in conformity with the laws of the State of California.

            11. Continuing Effect of Partnership Agreement. Except as specifically amended hereby, the Partnership Agreement shall remain in full force and effect.



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            IN WITNESS WHEREOF, the General Partner, the Larkspur Partners and
the Continuing Larkspur Partners have executed this Fourth Amendment as of the Effective Date.

                                    GENERAL PARTNER:

                                    SPIEKER PROPERTIES, INC.,
                                    a Maryland corporation


                                    By:  /s/  Stuart A. Rothstein
                                       -----------------------------------------
                                            Stuart A. Rothstein
                                    Senior Vice President, Finance

                                    LARKSPUR PARTNERS:

                                    LARKSPUR ONE OP, LLC
                                    a Delaware limited liability company


                                    By:  /s/
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    LARKSPUR TWO OP, LLC
                                    a Delaware limited liability company

                                    By:  /s/
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    LARKSPUR THREE OP, LLC
                                    a Delaware limited liability company

                                    By:  /s/
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    CONTINUING LARKSPUR PARTNERS:


                                    /s/ Preston Butcher
                                    --------------------------------------------
                                    PRESTON BUTCHER


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                                    /s/ Daniel C. Ross
                                    --------------------------------------------
                                    DANIEL C. ROSS

                                    /s/ Paul Z. Rose
                                    --------------------------------------------
                                    PAUL Z. ROSE

                                    /s/ Burch Boone
                                    --------------------------------------------
                                    BURCH BOONE

                                    DENNY MCLARRY 1998 TRUST


                                    BY: /s/
                                        ----------------------------------------
                                        __________________, Trustee


                                    OTILIA C. MCLARRY 1998 TRUST


                                    BY: /s/
                                        ----------------------------------------
                                        __________________, Trustee



                             GENERAL PARTNER CONSENT

        Pursuant to Section 4.7 of the Partnership Agreement, the Continuing Larkspur Partners are each hereby admitted to the Partnership as a Limited Partner, and the name of each Continuing Larkspur Partner is hereby recorded in the books and records of the Partnership, effective as of the Effective Date. The General Partner hereby acknowledges that it has consented to the admission of each Continuing Larkspur Partner as a Limited Partner in the Partnership, that the name of each Continuing Larkspur Partner has been recorded in the books and records of the Partnership, effective as of the Effective Date, that the Partnership has issued to the Continuing Larkspur Partners two hundred twenty-two thousand eight hundred eighty-eight (222,888) Partnership Units, and that Exhibit F to the Partnership Agreement is deemed amended to add the addresses of each Continuing Larkspur Partner as set forth in Schedule A below.

                                           SPIEKER PROPERTIES, INC.
                                           a Maryland corporation


                                           By:   /s/  Frank Alexander
                                                --------------------------------
                                           Its:         Senior Vice President
                                                --------------------------------
                                           Dated:    February 7, 2000
                                                 -------------------------------


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                                   SCHEDULE A

                          Continuing Larkspur Partners
             Following Contribution of Assets by Larkspur Partners,
                      Liquidation of Larkspur Partners and
               Distribution of Larkspur Partners Additional Units
                       in Liquidation of Larkspur Partners

Name of
Continuing Larkspur Partner                         Partnership Units Owned
---------------------------                         -----------------------

Preston Butcher                                             95,029

Daniel C. Ross                                              10,841

Paul Z. Rose                                                27,103

Denny McLarry 1998 Trust                                    37,042

Otilia C. McLarry 1998 Trust                                37,042

Burch Boone                                                 15,831



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                                    EXHIBIT B
                                   ALLOCATIONS



1. Allocation of Net Income and Net Loss.

        (a) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

            (1) First, to the General Partner, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(1) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraph 1(b)
(6) hereof for all prior periods;

            (2) Second, to the Obligated Partners, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(2) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraph 1(b)(5) hereof for all prior periods;

            (3) Third, to the General Partner, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(3) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraph 1(b)
(4) hereof for all prior periods;

            (4) Fourth, to the General Partner, the WCB Limited Partners and the Series D Limited Partners, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(4) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraph 1(b)(3) hereof for all prior periods;

            (5) Fifth, to each Partner, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(5) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraph 1(b)(2) hereof for all prior periods;

            (6) Sixth, to each Partner, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(6) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraph 1(b)(1) hereof for all prior periods;

            (7) Seventh, in equal priority, (x) to the General Partner until the cumulative amount of Net Income allocated pursuant to this Subparagraph 1(a)(7), Subparagraph 1(a)(3) of Exhibit E to the First Restated Agreement as in effect immediately prior to the Fourth Amendment thereto and Subparagraph 1(c)(1)(iii) of Exhibit E to the First Restated Agreement as in effect immediately prior to the Third Amendment thereto equals the total amount of dividends paid on the Series A Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series A Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series B Cumulative Redeemable Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series B Cumulative Redeemable Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series C Cumulative Redeemable Preferred Stock as of or


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


prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series C Cumulative Redeemable Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series D Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series D Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series E Cumulative Redeemable Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series E Cumulative Redeemable Preferred Stock issued and outstanding as of such date, (y) to the WCB Limited Partners until the cumulative amount of Net Income allocated pursuant to this Subparagraph 1(a)(7) equals the total amount of distributions made to the WCB Limited Partners pursuant to Section 6.2(a)(i) of this Partnership Agreement and (z) to the Series D Limited Partners until the cumulative amount of Net Income allocated pursuant to this Subparagraph 1(a)(7) equals the total amount of distributions made to the Series D Limited Partners pursuant to Section 6.2(a)(i) of this Partnership Agreement;

            (8) Eighth, to the General Partner on account of the Common B Interest and the Common C Interest, an amount equal to the sum of (x) $0.0625 per annum multiplied by the number of shares issued and outstanding of Class B Common Stock, plus (y) $0.05 per annum multiplied by the number of shares issued and outstanding of Class C Common Stock, prorated on a daily basis over each calendar year, and adjusted, as appropriate, to reflect any variance in the number of such shares issued and outstanding from time to time; and

            (9) Thereafter, the balance of the Net Income, if any, shall be allocated to the Partners holding Standard Partnership Units in accordance with their respective Standard Percentages.

        (b) Net Loss. Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

            (1) First, to the Partners (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) in accordance with their respective Standard Percentages until the balance in any Limited Partner's Adjusted Capital Account (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units ) has been reduced to zero (excluding for this purpose any increase to such Adjusted Capital Account for a Partner's actual obligation to guarantee or reimburse payments on Partnership debt or fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account balance pursuant to Section 6.8 of the Partnership Agreement));

            (2) Second, to the Partners (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) in proportion to the positive balances in their Adjusted Capital Accounts, until the balance in each Limited Partner's Adjusted Capital Account (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) has been reduced to zero (excluding for this purpose any increase to such Adjusted Capital Account for a Partner's actual obligation to guarantee or reimburse payments on Partnership debt or fund a deficit Capital Account balance, including the obligation of an Obligated

Partner to fund a deficit Capital Account balance pursuant to Section 6.8 of the Partnership Agreement));

            (3) Third, to the General Partner, the WCB Limited Partners (to the extent of their WCB Partnership Units) and the Series D Limited Partners (to the extent of their Series D Preferred Units), in proportion to the positive balances in their Adjusted Capital Accounts, until the balance in each such Partner's Adjusted Capital Account has been reduced to zero (excluding for this purpose any increase to such Adjusted Capital Account for a Partner's actual obligation to fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account balance pursuant to
Section 6.8 of the Partnership Agreement));

            (4) Fourth, to the General Partner, until the deficit balance in the General Partner's Adjusted Capital Account (excluding for this purpose any increase to such Adjusted Capital Account for the obligation of any General Partner to actually fund a deficit Capital Account balance) equals the excess of
(i) the amount of Recourse Liabilities over (ii) the Aggregate Restoration
Amount;

            (5) Fifth, to the Obligated Partners, in proportion to their respective Restoration Amounts, until such time as the Obligated Partners have been allocated in an aggregate amount of Losses pursuant to this Subparagraph 1(b)(5) equal to the Aggregate Restoration Amount; and

            (6) Thereafter, to the General Partner.

        (c) Book-Up and Capital Account Adjustments. On any day on which Series A Preferred Stock is redeemed or converted into Common Stock or the Series B Cumulative Redeemable Preferred Stock is redeemed, the Series C Cumulative Redeemable Preferred Stock is redeemed, the Series D Preferred Stock is redeemed or the Series E Cumulative Redeemable Preferred Stock is redeemed, or any WCB Partnership Units are converted into Standard Partnership Units, the Partnership may, in the discretion of the General Partner, adjust the Gross Asset Values of all Partnership assets to equal their respective gross fair market values and shall allocate the amount of such adjustment as Net Income or Net Loss pursuant to Paragraph 1(a) hereof.

2.       Special Allocations.

        Notwithstanding any provisions of Paragraph 1 of this Exhibit B, the following special allocations shall be made in the following order:

        (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contribution or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This Paragraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Paragraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

        (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contribution, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation
Section 1.704-2(i)(4) and (j)(2). This Paragraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Paragraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

        (c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This Paragraph 2(c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

        (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

        (f) Curative Allocations. It is the intent of the Partnership that, to the extent possible, the positive Capital Account balances of the Partners be in the following relationship:

            (1) first, the Capital Account of the General Partner should be at least equal to $25.00 multiplied by the number of issued and outstanding shares of Series A Preferred Stock, Series B Cumulative Redeemable Preferred Stock, Series C Cumulative Redeemable Preferred Stock and Series E Cumulative Redeemable Preferred Stock and $50.00 multiplied by the number of issued and outstanding shares of Series D Preferred Stock, the Capital Accounts of the WCB Limited Partners should be at least equal to the WCB Partnership Unit Issue Price multiplied by the number of issued and outstanding WCB Partnership Units, and the Capital Accounts of the Series D

Limited Partners should be at least equal to the Series D Preferred Unit Issue Price multiplied by the number of issued and outstanding Series D Preferred Units; and

            (2) second, the Limited Partners' (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) Capital Account balances and the General Partner's Capital Account balance in excess of the product described in clause (1) above should be in proportion to their Standard Percentages.

Thus, items of "book" income and gain (but not loss or deduction) shall be allocated among the Partners so that, to the extent possible, the resulting Partners' Capital Account balances bear this relationship. This Paragraph 2(f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this Paragraph 2 (save Subparagraphs 2(d) and (f) hereof). Nothing in this Subparagraph 2(f) shall be interpreted to preclude or prevent any allocation of Net Loss specified in Subparagraph 1(b) hereof.

        (g) Merit Plan. To the extent that the Partnership recognizes income or gain or is entitled to deduction, expense or loss with respect to transfers of interests pursuant to the Merit Plan, all such items shall be allocated among the Limited Partners in accordance with the Merit Plan.

3.      Tax Allocations.

        (a) Generally. Subject to Paragraphs 3(b) and (c) below, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

        (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied; provided, however, that the net amount of Tax Items allocated to each Partner shall be the same as if this Paragraph 3(a) did not exist. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

        (c) Allocations Respecting Section 704(c) and Revaluations. If any Partnership property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the Partners and on the books of the Partnership at a book value that differs from the adjusted tax basis of such property, then the tax items with respect to such property shall, in accordance with the requirements of Regulations Section 1.704-1(b)(4)(i), be shared among the Partners in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its book value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Partnership are taken into account in determining the Partners' share of tax items under Code Section 704(c). Code Section 704(c) Allocations with respect to the Property contributed by the Larkspur Partners shall be made using the "traditional method" described in Treasury Regulation Section 1.704-3(b). Except as provided in the preceding sentence, the General Partner is authorized to choose any reasonable method permitted by the Regulations pursuant to Code
Section 704(c), including the "remedial" method, the "curative" method and the "traditional" method with respect to any other item of property; provided that the General Partner agrees to use reasonable efforts to minimize the amount of taxable income in excess of book income allocated to the holders of the Series D Preferred Units.

        (d) Code Section 752 Specification. Pursuant to Regulations Section 1.752-3, the interest of the Partners holding Standard Partnership Units in Partnership profits for purposes of determining the Partners' shares of excess nonrecourse liabilities shall be their Standard Percentages.

                                    EXHIBIT K
                               OBLIGATED PARTNERS

Names and Addresses of Obligated Partners
Who are Continuing Larkspur Partners                          Restoration Amount
------------------------------------                          ------------------

Preston Butcher                                               $ 10,850,000
4000 E. Third Avenue
Suite 600
Foster City, CA  94404-4810

Daniel C. Ross                                                $    250,000
533 Comstock Drive
Tiburon, CA  94920

Paul Z. Rose                                                  $    600,000
4120 Willmar Drive
Palo Alto, CA  94306

Denny McLarry 1998 Trust                                      $    900,000
2720 Valley Downs Drive
Las Vegas, NV  89133

Otilia C. McLarry 1998 Trust                                  $    900,000
7330 Rainbow Avenue
Las Vegas, NV  89131

Burch Boone                                                   $    500,000
2975 Smokey Boulder Rd.
New Meadows, ID  83654

Names of Other Obligated Partners
(who are not Continuing Larkspur Partners)

Warren E. Spieker, Jr.
Dennis E. Singleton
John K. French
Craig G. Vought
John G. Davenport
James C. Eddy
Vincent D. Mulroy
Peter H. Schnugg
John A. Foster
Richard L. Romney
Bruce E. Hosford
Blake Family Trust
Gregg R. Daugherty
Donald S. Jefferson
John B. Souther, Jr.
Joel Benoliel
FPL Associates, LLC
Betty G. Austin
Robert Goldsmith
Steven Lathrop
Shand Green
Marcia Fay Lathrop
Thomas Lathrop
SC Enterprises
Marina Business Center
Matlow-Kennedy Ent.
Blumin Family Trust
L.A.X Business Center
Bloomfield Assoc, GP
Bloomfield Assoc, LLC
OB-1 Associates
Town Center East
Metro Center Tower

Names and Addresses of Partners who are
Identified Spieker Partners (for purposes of Section 6.8(d))

Warren E. Spieker, Jr.
475 Selby Lane
Atherton, CA 94027-0000

Dennis E. Singleton
138 Isabella
Atherton, CA 94027-0000

John K. French
35 Hidden Valley Lane
Woodside, CA 94062-0000

Craig G. Vought
1615 Bay Laurel Dr.
Menlo Park, CA 94025-0000

John G. Davenport
62 Beacon Bay
Newport Beach, CA92660-0000

James C. Eddy
11717 S.W.Summerville Ave.
Portland, OR 97219-0000

Vincent D. Mulroy
102 Bridge Road
Kentfield, CA 94904-0000

Peter H. Schnugg
400 Red Wing Drive
Alamo, CA 94507-0000

John A. Foster
260 Prior Lane
Atherton, CA 94027-0000

Richard L. Romney
P.O. Box 3483
Rancho Santa Fe, CA 92067-0000